Exhibit 99.1

Exelis Inc. 1650 Tysons Blvd Suite 1700 McLean, VA 22102	703-790-6300 www.exelisinc.com

Investors	Media
Katy Herr	B.J. Talley
703-790-6376	703-790-6349
Katy.Herr@exelisinc.com	William.Talley@exelisinc.com

Exelis announces plan to spin off a new publicly traded military and government services company

•	Focuses portfolio on higher margin strategic growth platforms

•	Better aligns both companies to effectively compete in their respective markets

•	Creates a pure play military and government services supplier with approximately $1.5 billion in revenue and greater flexibility to allocate capital

MCLEAN, Va., Dec. 11, 2013 - Exelis (NYSE: XLS) today announced that its board of directors has unanimously approved a plan to spin-off its military and government services business, currently called Exelis Mission Systems, into an independent public company. This business is currently part of the company’s Information and Technical Services segment. The transaction is intended to be tax-free to Exelis and its shareholders, is expected to be completed by the summer of 2014, and is subject to final approval of the company’s board of directors.

“We are repositioning our businesses to enhance our focus on the long-term growth drivers that will enable us to remain well-positioned in an evolving global market environment,” said David F. Melcher, chief executive officer and president of Exelis. “Today’s announcement follows a comprehensive review of our business and market dynamics. This spin-off enables both Exelis and Mission Systems to become more agile, better aligned and able to more effectively meet the needs of their customers, both domestically and internationally.”

A highly engineered C4ISR solutions and services company

Following completion of the spin-off, Exelis will retain a portfolio of mission critical, affordable and platform agnostic products and services for managing global threats, conflicts and complexities. The business will focus future investments on strengthening its four strategic growth platforms of Critical Networks; ISR & Analytics; Electronic Warfare; and Aerostructures. These growth platforms, which have been strategically aligned with future customer requirements, are supported by the company’s most differentiated and enduring C4ISR capabilities such as global intelligence, surveillance and reconnaissance systems, networked communications, integrated electronic warfare, and engineering and professional services.

Following the spin-off, the company expects that revenues will reflect greater customer diversity. Today, about 30 percent of Exelis revenues are from non-U.S. defense markets such as air traffic management, information and cyber security, commercial and international markets. Following the spin-off, it is expected that non-U.S. defense markets will account for approximately 50 percent of Exelis revenues.

Pro-forma for the spin-off, Exelis is expected to generate 2013 estimated revenues of approximately $3.4 billion with meaningful appreciation in its growth and operating margin profile. Exelis expects to continue its current quarterly dividend and maintain a capital structure consistent with investment-grade credit ratings.

A leading global facilities, logistics and network services provider

Following completion of the spin-off, Exelis Mission Systems will be renamed and rebranded as a new, independent company that provides industry-leading facilities management, logistics and network communications services. As a pure-play services provider, the new company will capitalize on more than 50 years of experience delivering service solutions to a wide range of customers. With nearly 7,000 employees currently operating in more than 100 locations in 18 countries, the Mission Systems business is well-positioned to deliver a broad range of capabilities as an independent entity.

From facilities management and full spectrum logistics support to operating and maintaining networks and communication infrastructure, the new company will leverage its reputation and decades-long track record as a leading provider of services to the U.S. government to offer a unique value proposition based on efficiency, operational excellence and cost-effectiveness.

The current Exelis Mission Systems business has historically generated strong cash flow and demonstrated a high return on invested capital due to the low capital investment required in the services market. Pro-forma for the spin-off, 2013 estimated revenue for the future company is estimated to be approximately $1.5 billion, and it is expected to leverage increased financial flexibility to address a broader range of adjacent new business opportunities.

Experienced leadership poised to forge a successful future

Effective upon the completion of the transaction, the new services company will be led by Kenneth W. Hunzeker, who has served as president and general manager of Exelis Mission Systems since April 2011. Prior to his current role, he served as vice president of government relations for ITT Defense and Information Systems. Before joining Exelis, Hunzeker spent 35 years in the U.S. Army where he held a variety of leadership roles, rising to the rank of lieutenant general before retiring in 2010. Most recently, he served as Deputy Commander, United States Forces-Iraq as part of Operation Iraqi Freedom.

The non-executive chairman of the board of new company will be Louis J. Giuliano, a previous chairman, president and chief executive officer of the former Exelis parent company, ITT Corporation (then ITT Industries), from 2001 to 2004. Within ITT, he also served as president and chief operating officer from 1998-2000 and president and chief executive officer of the ITT Defense and Electronic Systems business sector for eight years. Mr. Giuliano is currently an operating executive to the aerospace & defense, automotive & transportation and industrial groups at The Carlyle Group.

“I have full confidence in Ken’s leadership abilities and his unique combination of experiences in business and the military, which will help Exelis Mission Systems deliver strong performance as a standalone corporation,” said Melcher. “I also expect that Lou’s experience in leading public companies and expertise in corporate governance will be an invaluable resource in helping to forge a successful future for this new company.”

Additional information

The completion of the spin-off transaction will not require a shareholder vote. The separation plan will be subject to customary regulatory approvals, including filing of required documents with the U.S. Securities and Exchange Commission, the receipt of a tax opinion from counsel as to the tax-free nature of the spin-off transaction, the execution of intercompany agreements, finalization of the capital structure of the new corporation, final approval of the Exelis board and other customary matters. The company notes there can be no assurance that any separation transaction will ultimately occur or, if one does occur, its terms or timing.

Pro forma revenues referred to in this announcement are defined as previously announced Exelis revenue guidance for 2013, realigned according to the expected business structures of Exelis and the newly formed corporation. The company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call Tomorrow

Exelis senior management will host a conference call for investors tomorrow at 8:30a.m. Eastern Standard Time to discuss the transaction and to answer questions. The briefing can be monitored live via webcast on the company’s website at http://investors.exelisinc.com or via telephone by dialing 800-768-6544 (in the U.S) or +1-785-830-7990 (outside the U.S.) and entering the passcode: 8322520.

About Exelis

Exelis is a diversified, top-tier global aerospace, defense, information and services company that leverages a 50-year legacy of deep customer knowledge and technical expertise to deliver affordable, mission-critical solutions for global customers. We are a leader in timing and navigation, sensors, air traffic solutions, image processing and distribution, communications and information systems, logistics and technical services; and we are focused on strategic growth in the areas of critical networks, ISR and analytics, electronic warfare and composite aerostructures. Headquartered in McLean, Va., Exelis employs about 19,000 people and generated 2012 sales of $5.5 billion. For more information, visit our website at www.exelisinc.com or connect with us on Facebook, Twitter and YouTube.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the “Act”): Some of the information included herein includes forward-looking statements intended to qualify for the safe harbor from liability established by Act. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “may,” “could,” “outlook” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to:

•	The timing and completion of the tax-free spin-off described in this release;

•	Our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. government or international defense budgets;

•	Government regulations and compliance therewith, including changes to the Department of Defense procurement process;

•	Our international operations, including sales to foreign customers;

•	Competition, industry capacity and production rates;

•	Misconduct of our employees, subcontractors, agents and business partners;

•	The level of returns on postretirement benefit plan assets and potential employee benefit plan contributions and other employment and pension matters;

•	Changes in interest rates and other factors that affect earnings and cash flows;

•	The mix of our contracts and programs, our performance, and our ability to control costs;

•	Governmental investigations;

•	Our level of indebtedness and our ability to make payments on or service our indebtedness;

•	Subcontractor performance;

•	Economic and capital markets conditions;

•	The availability and pricing of raw materials and components;

•	Ability to retain and recruit qualified personnel;

•	Protection of intellectual property rights;

•	Changes in technology;

•	Contingencies related to actual or alleged environmental contamination, claims and concerns;

•	Security breaches and other disruptions to our information technology and operations;

•	Our ability to execute our internal performance plans including restructuring, productivity improvements and cost reduction initiatives;

•	Unanticipated changes in our tax provisions or exposure to additional income tax liabilities; and

•	Ability to execute our internal performance plans, including restructuring, productivity and cost-reduction initiatives.

The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the Exelis Inc. Form 10-K for the fiscal year ended December 31, 2012, and those described from time to time in our future reports filed with the Securities and Exchange Commission.